UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: February 25, 2013
 (Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Hudson Street, Suite 303
New York, New York  10013
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(Address of principal executive offices) (Zip Code)

646.688.6381
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01                      Other Events.

This Current report on Form 8-K contains forward-looking statements which include, but are not limited to, statements concerning expectations as to our revenues, expenses, and net income, our growth strategies and plans, the status of evolving technologies and their growth potential, the adoption of future industry standards, expectations as to our financing and liquidity requirements and arrangements, the need for additional capital, and other matters that are not historical facts. These forward-looking statements are based on our current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by it. Words such as “anticipates”, “appears”, “expects”, “intends”, “plans”, “believes, “seeks”, “estimates”, “may”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those results expressed in any forward-looking statements, as a result of various factors. Readers are cautioned not to place undue reliance on forward-looking statements, which are based only upon information available as of the date of this report. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

On June 22, 2011 the Registrant entered into a Master Agreement (hereinafter the “Agreement”) with AudioEye Acquisition Corp., a Nevada corporation (hereinafter “AudioEye Acquisition”) pursuant to which: (i) the shareholders of AudioEye Acquisition acquired from the Registrant 80% of the capital stock of AudioEye and (ii) the Registrant has on February 21, 2013 distribute to its shareholders, in the form of a dividend, 5% of the capital stock of AudioEye.

On August 21, 2012, the Board of Directors of the Registrant declared October 26, 2012 as the dividend date in accordance with the provisions of the June 22, 2011 Master Agreement, which is 5% of the capital stock of AudioEye, Inc (hereinafter "AudioEye").  AudioEye has obtained an active S1 registration completing the required registration process on January 29, 2013.  In accordance with the provisions of the Master Agreement, the dividend, which is 5% of AudioEye’s common stock was paid to the shareholders of record as of the close of business on October 26, 2012. AudioEye, inc. issued the shares on February 21, 2013.

On April 5, 2012 the Registrant and AudioEye Acquisition amended their Agreement in order to separate the Spin-off and Share Exchange so as to allow the payment by AudioEye Acquisition of the outstanding Registrant Note and to cause the release of the Notes upon final payment which was made by AudioEye Acquisition allowing it to proceed with closing of the Share Exchange with AudioEye,inc which is now underway.

On February 21, 2013 AudioEye, Inc. distributed 15% or its common stock to Registrant and 5% to shareholders of record of Registrant as of the October 26, 2012 dividend date in accordance with the provisions of the June 22, 2011 Master Agreement, which is 5% of the capital stock of AudioEye, Inc.

1.	The Registrant will retain 15% of the capital stock of AudioEye, Inc. subject to transfer restrictions in accordance with the provisions of the Master Agreement.

2.	The Registrant has distributed on February 21, 2013 to its shareholders, in the form of a dividend, 5% of the capital stock of AudioEye, Inc. in accordance with provisions of the Agreement.

Nathaniel Bradley, CEO of AudioEye, Inc. stated, “I’m grateful for the time AudioEye has had at CMGO to develop our patented technology. This dividend spin-off enables AudioEye to advance as a stand-alone public company with the opportunity to allow the value we’ve created here to finally shine through. It’s a very exciting time to be in the mobile technology field and it’s our sincere hope that our new shareholders get to share in the excitement and benefit from the research and intellectual property development we’ve completed. The stage is set for our growth and expansion through the reduction to practice of our inventions and the non-stop effort of our employees.”
We at cmgo are very pleased to finally have the long awaited Audio Eye spin off take place.  This is a very exciting event for the cmgo shareholders and the company itself.  The company plans on using the newly formed collateral to further enhance shareholder value, through potential acquisitions and wise usage of collateral to tighten up budgetary needs. There should be some updates coming in the near future keep an eye out.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS, INC.

Date: February 26, 2013	/s/ JEFFREY DEVLIN
Name: Jeffrey Devlin
Its: Director